UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan	001-36677	38-2063100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement; Second Amended and Restated Guaranty and Security Agreement

The information set forth under Item 2.03 of this Report is incorporated herein by reference.

Registration Rights Agreement

On April 1, 2015, concurrent with the closing of the Acquisition (defined below), certain Sellers (defined below, and referred to as the “Holders” for purposes of this Item 1.01) entered into a registration rights agreement (the “Registration Rights Agreement”) with Diplomat Pharmacy, Inc., a Michigan corporation (the “Company”), with respect to the common stock issued and to be issued as Acquisition consideration.  Under the Registration Rights Agreement:

Demand Registration Rights.  Subject to certain exceptions, Holders holding an aggregate of $25.0 million in shares of common stock (as determined by reference to the closing price of the Company’s common stock on the New York Stock Exchange for the 10 trading days immediately preceding the determination date) may require the Company to register such shares for sale under the Securities Act of 1933, as amended (the “Securities Act”), in an underwritten offering. If qualifying Holders exercise their demand rights under such agreement, the Company is required to notify and offer registration to the other Holders so long as the aggregate number of shares to be registered does not exceed the number which can be sold in such offering without materially and adversely affecting the offering price, as determined by the applicable managing underwriter or investment banking firm. The Holders may affect no more than three demand registrations, each of which must be at such times as the Company is eligible to register the shares on Form S-3.

Piggyback Registration Rights.  If at any time following the first anniversary of the closing of the Acquisition, the Company proposes to register the offer and sale of any of the Company’s securities under the Securities Act in connection with the public offering of such securities other than with respect to (1) a registration related to a Company stock plan, (2) a registration related to the exchange of securities in certain corporate reorganizations or certain other transactions, or (3) a demand registration described above, all Holders will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to priority for the pre-existing registration rights of Mr. Hagerman and Mr. Rowe and further subject to certain marketing and other limitations.

Other Terms.  The Company is responsible, subject to certain exceptions, for the specified expenses of any offering of the Company’s shares of common stock in which the Holders participate pursuant to this agreement other than underwriting discounts and selling commissions. The agreement also contains customary indemnification provisions. Further, each Holder will agree, if so required by the Company and the managing underwriter in an underwritten offering, not to effect (other than pursuant to such registration) any public sale or distribution of any of the Company’s common stock for 90 days after the registration of any shares of the Company’s common stock in an underwritten offering in which the Holders had the opportunity to participate. These restrictions are in addition to the lock-up provisions applicable to the Holders pursuant to the Purchase Agreement (defined below).  The Registration Rights Agreement will terminate upon the earlier of (1) such date that all shares held by the Holders are freely tradable without restriction under Rule 144 or (2) three years from the consummation of the Acquisition.

The foregoing summary is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 4 and incorporated herein by reference.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On April 1, 2015, the Company completed its previously announced acquisition (the “Acquisition”) of all of the outstanding equity interests of BioRx, LLC, a Delaware limited liability company (“BioRx”), pursuant to that certain Securities Purchase Agreement, dated February 26, 2015 (the “Purchase Agreement”), by and among the Company, BioRx, certain direct and indirect equityholders of BioRx (the “Sellers”), and Symmetric Capital, LLC, a Delaware limited liability company, solely in its capacity as Sellers’ Representative.

The closing purchase price consisted of $217.3 million in cash (including cash on hand of $2.4 million and a closing working capital adjustment) and approximately 4.05 million shares of Company common stock.  The closing cash consideration was funded with cash on hand and borrowings under the Credit Agreement (defined below).  The closing cash consideration is subject to post-closing true-up adjustments for net working capital, indebtedness, cash and Sellers’ expenses.  All recipients of common stock are subject to certain lock-up restrictions on such shares for at least six months after the closing.

Under the terms of a one-year contingent earnout, Sellers can earn an additional approximately 1.35 million shares of Company common stock upon achieving an EBITDA-based metric.  Payment of the earn-out shares are subject to acceleration at the maximum contingent amount in the event of (i) a change in control of the Company or (ii) the termination of either of two principals of BioRx that will continue employment with the Company following the closing without cause, in each case during the 12-month period following the closing.

On April 1, 2015, the Company announced that it completed the acquisition of BioRx, which press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2015, the Company entered into a Second Amended and Restated Credit Agreement with General Electric Capital Corporation, as agent and as a lender, the other lenders party thereto and the other credit parties party thereto, providing for a $175.0 million revolving credit facility, a $120.0 million term loan A and $25.0 million of delayed draw term loans (the “Credit Agreement”).  The Credit Agreement allows the Company to borrow, on a revolving basis, the lesser of (x) $175.0 million (as may be increased by an incremental facility) and (y) the Borrowing Base (as defined), less, in either case, the sum of (a) the aggregate amount of letter of credit obligations plus (b) outstanding swing loans. The Credit Agreement also provides for issuances of letters of credit up to $10.0 million and swing loans up to $15.0 million. Additionally, the Credit Agreement permits incremental increases in the revolving credit facility or issuance of term loans up to an aggregate amount of $40.0 million, with the incremental amount of revolving loans not to exceed $25.0 million.  The Credit Agreement amended the Amended and Restated Credit Agreement, dated June 26, 2014, with General Electric Capital Corporation and the other parties thereto.

The revolving credit facility will expire on April 1, 2020. The credit facilities are guaranteed by substantially all of the Company’s subsidiaries and are collateralized by substantially all of the Company’s and its subsidiaries’ respective assets, with certain exceptions.

The Company may select from two interest rate options under the Credit Agreement: (i) LIBOR (as defined in the Credit Agreement) plus the applicable margin or (ii) Base Rate (as defined in the Credit Agreement) plus the applicable margin.  Swing loans may not be LIBOR rate loans.  From April 1, 2015 through the last day of the calendar month during which financial statements for June 30, 2015 are delivered (the “Interim Period”), with respect to revolving loans, swing loans, term loan A and delayed draw term loans, the applicable margin with respect to a Base Rate loan is 1.75% per annum and with respect to a LIBOR rate loan is 2.75% per annum.  After such period, with respect to term loan A and delayed draw term loans, the applicable margin is based on the applicable Leverage Ratio (as defined in the Credit Agreement) then in effect, such that (i) if the Leverage Ratio is greater than 2.50 to 1.0, the applicable margin with respect to a LIBOR rate loan is 2.75% per annum and with respect to a Base Rate loan is 1.75% per annum, and (ii) if the Leverage Ratio is less than or equal to 2.50 to 1.0, the applicable margin with respect to a LIBOR rate loan is 2.50% per annum and with respect to a Base Rate loan is 1.50% per annum.  After the Interim Period, so long as any term loan (including any incremental term loan) is outstanding, with respect to revolving loans and swing loans, the applicable margin is based on the Leverage Ratio then in effect, and ranges from 2.00%-2.75% per annum for LIBOR rate loans and 1.00-1.75% per annum for Base Rate loans.  After the Interim Period, at any time that no term loan (including any incremental term loan) is outstanding, the applicable margin with respect to revolving loans and swing loans is 0.75% per annum for Base Rate loans and 1.75% per annum for LIBOR rate loans.

In addition to other fees, the Company is required to pay a commitment fee on the unused portion of the revolving credit facility as of each calendar month at a rate of 0.25% if the unused portion is less than 33 1/3% of the commitment, 0.375% if the unused portion is greater than or equal to 331 /3% but less than 66 2/3% of the commitment or 0.50% if the unused portion is greater than or equal to 66 2/3% of the commitment.

Mandatory prepayments are required upon the occurrence of certain events, including, among other things and subject to certain exceptions, equity issuances, certain debt issuances, asset sales and with respect to excess cash flow.  With respect to equity issuances, mandatory prepayments are required in an amount equal to 50% of the net cash proceeds of a public offering of equity by the Company or any of its affiliates.

The Credit Agreement includes restrictions on, among other things and subject to certain exceptions, the Company’s ability to incur additional indebtedness, pay dividends or make other distributions, redeem or purchase capital stock, make investments and loans and enter into certain transactions, including selling assets, engaging in mergers or acquisitions and transactions with affiliates. The Company is required to maintain cash management arrangements to manage payments received by account debtors. Such arrangements will include entering into control agreements providing for full cash dominion (with governmental payors making payments under Medicare or Medicaid making payments into segregated governmental accounts) and establishing lockboxes if electronic deposit capture payments exceed a certain percentage of all account collections.

So long as any term loan (including any incremental term loan) is outstanding, financial performance covenants include minimum interest coverage and a maximum total leverage multiple.  Upon repayment of the term loans (including any incremental term loan), the financial performance covenants will be limited to a minimum fixed charge coverage covenant which will go into effect if availability reaches or falls below a certain level.

The Company has pledged the equity of substantially all of its subsidiaries as security for the obligations under the Credit Agreement. In addition, the Credit Agreement includes customary events of defaults, including, among other items, payment defaults, cross-defaults to other indebtedness, a change of control default, events of default with respect to certain material agreements and events of in connection with certain FDA or health care matters. In case of an event of default, the agent would be entitled to, among other things, accelerate payment of amounts due under the credit agreement, foreclose on the equity of our subsidiaries, and exercise all rights of a secured creditor on behalf of the lenders.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement and the Second Amended and Restated Guaranty and Security Agreement, each dated April 1, 2015, and attached hereto as Exhibits 10.1 and 10.2, respectively, and each incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired

Attached hereto as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of BioRx, LLC, along with the Independent Auditor’s Report, as follows:

•                  Independent auditor’s report

•                  Balance sheets as of December 31, 2014 and 2013

•                  Statements of income for the years ended December 31, 2014, 2013 and 2012

•                  Statements of members’ equity for the years ended December 31, 2014, 2013 and 2012

•                  Statements of cash flows for the years ended December 31, 2014, 2013 and 2012

•                  Notes to financial statements

(b)         Pro Forma Financial Information

Attached hereto as Exhibit 99.2 and incorporated herein by reference are the unaudited pro forma combined consolidated financial statements of the Company, as follows:

•                  Unaudited pro forma combined consolidated balance sheet as of December 31, 2014

•                  Unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2014

•                  Notes to unaudited pro forma combined consolidated financial information

(d)                                                                       Exhibits

No.	Description
4	Registration Rights Agreement, dated April 1, 2015, by and among the Company and each shareholder named therein
10.1

Second Amended and Restated Credit Agreement, dated April 1, 2015, by and among the Company, each party thereto designated as a credit party, General Electric Capital Corporation, as agent and as lender, and the lenders from time to time party thereto

10.2	Second Amended and Restated Guaranty and Security Agreement, dated April 1, 2015, by the Company and each other grantor party thereto in favor of General Electric Capital Corporation, as agent
23	Consent of McGladrey, LLP
99.1	Audited financial statements of BioRx, LLC as of December 31, 2014 and 2013, and for the years ended December 31, 2014, 2013 and 2012
99.2	Unaudited pro forma combined consolidated balance sheet as of December 31, 2014 and unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2014
99.3	Company press release dated April 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: April 6, 2015

EXHIBIT INDEX

No.	Description
4	Registration Rights Agreement, dated April 1, 2015, by and among the Company and each shareholder named therein
10.1

Second Amended and Restated Credit Agreement, dated April 1, 2015, by and among the Company, each party thereto designated as a credit party, General Electric Capital Corporation, as agent and as lender, and the lenders from time to time party thereto

10.2	Second Amended and Restated Guaranty and Security Agreement, dated April 1, 2015, by the Company and each other grantor party thereto in favor of General Electric Capital Corporation, as agent
23	Consent of McGladrey, LLP
99.1	Audited financial statements of BioRx, LLC as of December 31, 2014 and 2013, and for the years ended December 31, 2014, 2013 and 2012
99.2	Unaudited pro forma combined consolidated balance sheet as of December 31, 2014 and unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2014
99.3	Company press release dated April 1, 2015